EXHIBIT 5.1 FORM OF LEGAL OPINION

Asia Automotive Acquisition Corp.
199 Pierce St.
Suite 202
Birmingham, Michigan
U.S.A.

February ___, 2008

Dear Sirs

TONGXIN INTERNATIONAL LTD. (THE "COMPANY")

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have been asked to provide this legal opinion in connection with the issuance of the following securities (among others), as registered under the United States Securities Act of 1933, as amended, (the "Securities Act"), pursuant to the Registration statement, as amended, on Form S-4, Number 333-147086 provided to us (the "Registration Statement") as filed by the Company with the United States Securities and Exchange Commission ("SEC"):

the issuance to the security holders of Asia Automotive Acquisition Corp., a Delaware Corporation ("AAAC"), pursuant to a merger of AAAC with and into the Company, of:

        (i) up to a total of 5,031,250 units ("THE UNITS"), with each unit consisting of one Ordinary Share and one Warrant (as defined below);

        (ii) one representative unit purchase option to purchase up to 350,000 Units to the holder of one representative unit purchase option in AAAC (the "AAAC PURCHASE OPTION UNIT");

        (iii)  up to a total of 12,111,500 Ordinary Shares, comprised of
               (a) 6,380,000 Ordinary Shares to the holders of AAAC common stock (including 5,031,250 shares of common stock that have issued as part of the Units), in exchange for such stock, (b) 5,031,250 Ordinary Shares issuable upon exercise of the Warrants included in the Units, (c) 350,000 Ordinary Shares issueable upon exercise of the Warrants included in the Purchase Option Unit; and

        (iv) up to a total of 5,031,600 warrants to purchase one Ordinary Share (the "WARRANTS") comprised of (a) 5,031,250 Warrants to the holders of warrants in AAAC, as detailed in the Registration Statement) that were included in the Units, and (b) 350,000 Warrants issuable upon exercise of the Purchase Option Unit.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

2     DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

2.1    The written resolutions of the board of directors of the Company
       dated [      ] 2008, and the written resolutions of the sole shareholder
       of the Company dated [       ] 2008 (the "RESOLUTIONS").

2.2    A registered agent's certificate of incumbency dated [            ] 2008,
       issued by Maples Finance BVI Limited, the Company's registered agent, (a copy of which is attached as Annexure A) (the "REGISTERED AGENT'S CERTIFICATE").

2.3 The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin
       Islands (the "REGISTRY OF CORPORATE AFFAIRS") on [      ] 2008 including:

       (a)   the Company's Certificate of Incorporation;  and

       (b)   the Company's Memorandum and Articles of Association.

2.4 A certificate from a Director of the Company (a copy of which is annexed hereto as Annexure B) (the "DIRECTOR'S CERTIFICATE").

2.5    The Registration Statement.

2.6    The form of the AAAC Warrant agreement.

2.7 The prospectus filed with the SEC on Form 424B3 in respect of AAAC, describing (among other things) the Warrants, the Units and the Purchase Option Unit.

3      ASSUMPTIONS

In giving this opinion we have assumed (without further verification) the completeness and accuracy of the Registered Agent's Certificate and the Director's Certificate. We have also relied upon the following assumptions, which we have not independently verified:

3.1 Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.2    All signatures, initials and seals are genuine.

3.3 The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

3.4 There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

3.5 That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

3.6    The Resolutions remain in full force and effect.

3.7 That the Company will assume the obligations of AAAC in respect of the Warrants, the Units and the (AAAC) Purchase Option Units, on the same terms (save that the securities issuable thereunder shall be securities in the Company), by virtue of the Merger Agreement.

3.8 That no less than the par value shall be paid for the Ordinary Shares ultimately issuable pursuant to Warrants, Units and the Purchase Option Unit.

4      OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1 The Company is a limited liability company duly incorporated under the BVI Business Companies Act, 2004 (the "Act"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

4.2 The Company is authorised to issue 39,000,000 shares of the following classes with a par value of US$0.0001 each:

       (a)    39,000,000 ordinary shares ("ORDINARY SHARES");

       of which [100] Ordinary Shares have been issued.

4.3 The [100] issued shares in the Company are registered in the name of AAAC, and are duly authorised and validly issued.

4.4    The Units, the Ordinary Shares, the Warrants and the Purchase Option
       Unit to be issued in accordance with the Merger Agreement, when issued in accordance with their governing instruments and the Company's memorandum and articles of association, and in the manner described in the Registration Statement, will be duly authorised, validly issued, fully paid and non assessable.

5      QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

5.1 To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

5.2 The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

5.3 We reserve our opinion as to the extent to which the courts of the British Virgin Islands would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

5.4 We make no comment with regard to the references to foreign statutes in the Registration Statement.

5.5 This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

6      CONSENTS

In connection with the above opinion, we hereby consent:

6.1 To the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption "Legal Matters"; and

6.2    To the filing of this opinion as an exhibit to the Registration
       Statement.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.



Yours faithfully





Maples and Calder

                                   Annexure A

                         Registered Agent's Certificate